Exhibit 10-b

   PRIVATE LEASE CONTRACT FOR A RAILROAD COMPLEX, BETWEEN FERROCARRIL NACIONAL DE HONDURAS /Honduran National Railroad/ AND TELA RAILROAD COMPANY. We, Norberto Torres, of legal age, married, a civil engineer, a Honduran, domiciled in this city, acting in my capacity of General Manager and, as such, as Administrative, Legal and Extrajudicial Representative of Ferrocarril Nacional de Honduras, an autonomous entity of the state of Honduras with legal status, its own assets and indefinite term, created by Decree Number Forty-Eight, issued by the National Congress on the thirtieth day of April, nineteen hundred fifty-eight, whose Article Thirty-three sets forth that this institution shall be represented by its General Manager, with sufficient powers for this type of acts; and in accordance with the Certification of the Sole Point of Minutes Number 543, of the meeting of the Board of Directors of said Autonomous Entity, dated the twenty-eighth day of February, nineteen hundred ninety-four, which shows the election of the declarant, Mr. Norberto Torres, as General Manager of Ferrocarril Nacional de Honduras, who occupies said function and is authorized to execute this contract, as arises from the Certification of the Sole Point of the special meeting of the Board of Directors No. 548 of the fourth day of January, nineteen hundred ninety-six. For the purposes of this contract, Ferrocarril Nacional de Honduras shall be hereinafter referred to as "THE LESSOR," and, as party of the other part, Mr. Arnoldo Manuel Palma Isaacs, of legal age, married, a business agent, of Panamanian nationality, with legal residence in Honduras and domiciled in the city of La Lima, Department of Cortes, in transit in this city, who appears as General Representative of Tela Railroad Company, a joint stock company incorporated and existing pursuant to the laws of the State of Delaware, United States of America, located in the city of Wilmington in said State, which was acknowledged as a legal entity, and authorized to do business in the Republic of Honduras, under decision issued by the Executive Power through the Ministry of Government, Justice and Health on the twentieth day of February, nineteen hundred thirteen. For the purposes of this contract, Tela Railroad Company shall be hereinafter referred to as "THE LESSEE." The declarant, Mr. Arnoldo Manuel Palma Isaacs, proves the capacity in which he appears with the public instrument of substitution of general power of attorney, authorized in the city of La Lima, Department of Cortes, by Notary Pompilio Amador, and registered under number twenty-five (25) of Volume forty-four (44) of the Commercial Register of San Pedro Sula. Said instrument of general power of attorney grants sufficient powers for the representative to sign all types of instruments, contracts and agreements. And, after I verified that the declarants are in full enjoyment of their civil rights, they freely and spontaneously declared: FIRST: "THE LESSOR" and "THE LESSEE" declare that: On the twenty-ninth day of December, nineteen hundred ninety-four, under private


   document accepted and signed by both parties, they executed an Agreement for Temporary Lease of a Railroad Complex, for theterm of one year, counted from the first day of January, nineteen hundred ninety-five; On this date, and in the absence of any non-compliance or outstanding debts of the parties under the lease contract which expired on December 31, nineteen hundred ninety-four, they terminate, by mutual agreement, the aforementioned Lease of the Railroad Complex and, pursuant to Clauses 3 and 4 of the Agreement, and item F) of the Second Clause of the aforementioned Lease Contract,
   "THE LESSEE" returns to "THE LESSOR" the assets of the Railroad Complex, railroad lines, yards, branch lines, tracts, sections, bridges, rights-of-way, equipment and installations set forth in the contract expired in December 1994, and the respective inventories, and "THE LESSOR" receives them to its full satisfaction. SECOND. "THE LESSOR" declares that: It is the legitimate owner of the following assets: A) Railroad line connecting and passing through the following points: 1. From the Town Hall to the city of El Progreso, on a distance of eighty-four kilometers and six hundred eighty thousands of a kilometer (84.68 km), including its yards, branch lines, tracts, sections, bridges, and also the railroad yard of Tela.
   2. From the city of La Lima to Baracoa, on a distance of one hundred thirteen kilometers and nine hundred twenty thousands of a kilometer (113.920 km), including its yards, branch lines, tracts, sections, and bridges; with a total of one hundred ninety-eight kilometers and six hundred thousands of a kilometer (198.600 km), including the yard lines found in Puerto Cortes. Both lines, their branch lines and sections, are on the respective dormers, embankments, bridges, and their respective right-of-way. B. "THE LESSOR" also owns the rest of the principal lines, branch lines, tracts, and railroad structures connected with those described above, as well as all railroad lines and railroad yards of the country. C) Other railroad assets described in the enclosed inventory, which is also signed by the contracting parties and is an integral part hereof. THIRD. "THE LESSOR" continues and declares that the assets described in the Second Clause, items A and C, above, are leased to "THE LESSOR" and also constitute an easement for transit to the installations of the railroad complex described in paragraph b) of the Second Clause, under the following conditions: a) In transport operations for its business, "THE LESSEE" shall be entitled to use and operate exclusively all the assets of the Railroad Complex described in items A and C of the Second Clause of this instrument; however, concerning transit by the railroad lines described in item A of said Clause, "THE LESSEE" shall have preferred use and operation at its discretion, through its control office, in the facilities described under item B of the Second Clause. "THE LESSEE" shall be entitled to share the easement with "THE LESSOR" or with third parties, to which the latter grants right-of-way after compliance with the formalities set forth herein. In order to avoid delaying the operations of both parties, transit by the facilities described in item B, second clause, shall be regulated by "THE LESSOR" through its control office, and must give preference to the banana transport traffic of "THE LESSEE," its affiliates, and other producers, since this is a perishable product. B) "THE LESSEE" shall pay an annual rent for the lease and easement set forth in this clause, in the amount of TWO HUNDRED SEVENTY-FIVE THOUSAND U.S. DOLLARS (US$ 275,000.00). The agreed annual rent shall be paid at the offices of Ferrocarril Nacional de Honduras in San Pedro Sula, Department of Cortes, in Lempiras at the valid rate of exchange established, or by consultation with the Central Bank of Honduras within the first five business days of each month, in equal monthly installments paid in advance. In the first year of the lease, "THE LESSEE" shall pay in advance, according to a disbursement schedule to be presented to the Board of Directors, an amount of up to SIXTY THOUSAND U.S. DOLLARS (US$ 60,000.00), in the equivalent in Lempiras thereof, to be disbursed and deposited in a special account with the Central Bank of Honduras in the name of Ferrocarril Nacional de Honduras, the funds whereof shall be used for the rehabilitation of the equipment and railroad, so that it may operate as an independent, self-financing enterprise; FORTY-FIVE THOUSAND U.S. DOLLARS (US$ 45,000.00) in the equivalent in Lempiras thereof, shall be paid to Ferrocarril Nacional de Honduras at its offices in San Pedro Sula, when signing the contract. The balance of the rent for the first year, i.e. ONE HUNDRED SEVENTY THOUSAND U.S. DOLLARS (US$ 170,000.00) shall be paid to Ferrocarril Nacional de Honduras in equal monthly installments, paid in advance, without need for collection formalities or any requirement, in the Lempiras equivalent thereof, at the valid rate of exchange established, or by consultation with the Central Bank of Honduras. In subsequent years, the annual rent shall be paid as follows: The equivalent of TWO HUNDRED FIFTEEN THOUSAND U.S. DOLLARS annually (US$ 215,000.00/YEAR) shall be paid in equal monthly installments paid in advance to Ferrocarril Nacional de Honduras, and the equivalent of SIXTY THOUSAND U.S. DOLLARS annually (US$ 60,000.00/YEAR) shall be disbursed to the order of Ferrocarril Nacional de Honduras, to be deposited in a special account with the Central Bank of Honduras, which fund shall be used for the rehabilitation of the equipment and railroad lines. c) This Contract of Lease and Easement is executed under the method of automatic extensions for a period of three years beginning as of the first day of January, nineteen hundred ninety-six, whereas automatic extension is understood as the maintenance of the same validity term of the contract at the end of each operative year without need for a new contract or agreement of the parties. However, this lease may become with limited term if either party so notifies the other in writing, in which case its term shall be three (3) years beginning as of the first day of January of the year following said notification. ch) If, due to reasons of economic competition in railroad operations, equipment or system obsolescence, severe deterioration of the tracks, requirement for a new transport method, and other similar situations, "THE LESSEE" cannot continue to use the railroad, it may notify in writing about its wish not to continue the lease and easement, in which case they shall expire on December 31 of the year following the notification. d) Under normal conditions, the parties shall not be entitled to request, nor to obtain, a reduction of the rates and periods, nor immediate termination of the contract, with the following exceptions: due to events of force majeure or act of nature duly proven by a competent authority; due to government political actions making necessary the reduction or termination of the activities of "THE LESSEE" in the country, due to operating conditions and provisions imposed by "THE LESSOR," and making impossible or delaying the operations of "THE LESSEE," or in the cases allowed by the law. e) During the term of this contract, "THE LESSEE" must perform, for its account and risk, the maintenance of the RAILROAD COMPLEX leased by it, so as to conserve it in normal operating condition, except for normal tear and wear arising from legitimate use. Without prejudice to the above, "THE LESSOR" shall timely formulate measures and indications to improve said maintenance, and "THE LESSEE" shall be obligated to comply with said indications, if they are technically and economically reasonable. The maintenance referred to in this clause shall be performed according to annual schedules agreed upon by both parties, and periodically and discretionally supervised by "THE LESSOR." These schedules shall be reviewed by both parties, as the need arises. Furthermore, they agree that the maintenance and repair of the lines from Puerto Cortes to Baracoa and Tela - 45 1/2, on which a transit easement is instituted, shall be the responsibility of "THE LESSEE" concerning execution and cost, provided the need for such works arises from the use of these lines and tracts by "THE LESSEE." To guarantee the physical preservation of the leased RAILROAD COMPLEX, "THE LESSEE" shall protect the related lines with fire and/or lightning insurance, against material damages caused by earthquake, hurricane, typhoon, tornado, cyclone, wind, storm and/or hailstorm, and material damages due to flood and/or tidal wave. Said insurance shall be paid by "THE LESSEE," and must be in force for the entire term of the lease and its extensions. f) At the end of this Lease Contract and its extensions set forth in this clause, or upon its termination due to any legal contractual cause, "THE LESSEE" shall return the RAILROAD COMPLEX to "THE LESSOR" in normal operating condition, except for normal tear and wear arising from legitimate use. The determination of the normal operating condition and of the normal tear and wear caused by legitimate use of the RAILROAD COMPLEX, and its repair expenses, shall be evaluated by "THE LESSOR" and, in the event of disagreement with "THE LESSEE," the difference shall be submitted to decision by two (2) experts appointed one by each party; if the experts do not agree, the parties, by mutual consensus, shall appoint a third arbitrator, appointed by mutual consent by the two experts of the parties. The arbitrator shall decide with the other two, and shall issue the verdict by resolution with simple majority. If the first two do not agree on the appointment of the third, the parties shall be free to resort to competent judicial authorities in order to enforce their rights. Between the onset of the disagreement between the two appointed experts and the final decision with the intervention of the third expert, no more than sixty business days may lapse; experts' costs shall be paid by the parties. g) During the term of this Lease Contract, "THE LESSEE" shall be entitled to fully or partially modify, for its own account and risk, the current system of railroad transport of bananas, after decision and written agreement with "THE LESSOR." It shall be understood that "THE LESSOR" agrees with the modification in the following cases:
   1) In the event of modification of the hauling system, due to a change in fruit transport method. In this case, the materials remaining after making the modification shall be delivered to "THE LESSOR." 2) In the event of change in the size of the pallets, motivated by a change in the size of the containers. 3) In the event of change in the engines of the locomotives, tending to improve or extend their useful life.
   4) Any other change in the system of the equipment and installations designed to facilitate or improve fruit transport by railroad. It is understood that these changes may not, in any case, impair the structure of the equipment and installations, according to the written opinion of the technicians of both parties. h) "THE LESSOR," as owner of the leased RAILROAD COMPLEX, shall be entitled to transit, regulated by the control office of "THE LESSEE," with its equipment and personnel, by the rail road lines, branch lines and tracts included in the leased RAILROAD COMPLEX. Transit by third parties authorized by "THE LESSOR" to operate on the leased lines and lines under easement maintained by "THE LESSEE" shall take place after agreement, without prejudice to "THE LESSEE'"s right to request special conditions for this service. i) "THE LESSOR" shall be liable for the cost of damages, interference and losses caused by its operations on the leased lines. j) At the end of this Contract and its extensions, "THE LESSOR" shall have preferred right to purchase all or part of the spare parts found warehouses, which "THE LESSEE" wishes to sell, and which are necessary for the operation of the RAILROAD COMPLEX; such purchase shall be made at the book value of "THE LESSEE" in Honduras; k) "THE LESSEE" shall have the right to assign this Lease and Easement Contract, or to sublease the RAILROAD COMPLEX, totally or partially, to the individual or corporation it deems convenient, and which was previously accepted and approved for this purpose by F.N.C. de H. In these cases, the assignee or sublessee shall assume the same obligations, and shall have the same rights held by "THE LESSEE." FOURTH. In turn, "THE LESSEE" declares that: It accepts the lease and easements of the RAILROAD COMPLEX granted by "THE LESSOR," under the terms, periods and conditions set forth, and pledges to pay and comply punctually with the obligations undertaken hereunder. FIFTH. "THE LESSOR" declares that: It grants easement to "THE

   LESSEE," so that the latter may maintain and use, in crossed and parallel lines, in the leased easement, and in that returned, the roads, channels, irrigation ditches, telephone and electricity lines, water and oil pipelines, irrigation and drain systems, cableway systems for the transport of bananas to packing stations, whereby "THE LESSEE" must take all necessary steps so that, in the enjoyment of this easement, and especially in the returned one, no damage is caused to the use of crossed and parallel lines by "THE LESSOR. "THE LESSOR" acknowledges that "THE LESSEE" has built, and currently maintains, in various locations, within the easement corresponding to the leased railroad lines, and in the easement of the returned railroad lines, installations such as: telephone and electricity lines, fruit packing stations, irrigation pumps, roads, cultivations, channels, irrigation ditches, water and oil pipeline systems, irrigation and drain systems, and fruit transport by cableway, and buildings all these installations are related to its agricultural activities. Consequently, it grants it the right, as long as these installations are maintained operational, to continue to occupy said easement with such installations. After agreement with "THE LESSOR," "THE LESSEE" may build new installations of this type, related to its agricultural activities, within the aforementioned easements. Furthermore, "THE LESSOR" grants to "THE LESSEE" the right to continue using for its land vehicles, as long as these installations are maintained operational, the railroad bridges habilitated in the leased Railroad Complex and in the returned one. The maintenance and, if applicable, the rehabilitation and reconstruction of these bridges, if they are used and required by "THE LESSEE" for its land operations, shall be for the account of "THE LESSEE." All easements and rights granted by "THE LESSOR" to "THE LESSEE" in this Fifth Clause, shall be at no cost for the latter, and, at the end of this Contract or of its extensions, they may be renewed under the same conditions, after agreement between the parties. SIXTH: "THE LESSEE" declares that: It accepts the easements and rights granted by "THE LESSOR" in the previous Clauses, and for the appropriate legal purposes, we sign this Lease Contract, while the respective Public Instrument is being drawn up under the same terms and conditions. In the city of La Lima, Department of Cortes, on the eleventh day of January, nineteen hundred ninety-six.

   /Seal and signature/               /Signature/
   NORBERTO TORRES                    ARNOLDO MANUEL PALMA ISAACS

   /Signature/         /Signature/
   WITNESS             WITNESS             WITNESS





                      CERTIFICATE OF ACCURACY

   Deniza Kudish hereby affirms that she is a professional translator, domiciled at 305 W. 28th St., Apt. 18-G, New York, New York 10001, and that she is thoroughly familiar with the Spanish and English languages, and that she translated the attached contract entered into between Tela Railroad Company and Ferrocarril Nacional de Honduras [the Honduran National Railroad] from the Spanish language into the English language, and that the attached text is a true and correct translation of the original, to the best of her knowledge and belief.



                                 /signature/
                                 Deniza Kudish

   This 19th day of March, 1996